UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

STONE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (337) 237-0410

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed on December 14, 2016, Stone Energy Corporation (the “Company”) and its subsidiaries, Stone Energy Holding, L.L.C. and Stone Energy Offshore, L.L.C. (collectively, the “Debtors”), filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re Stone Energy Corporation, et al.

On February 15, 2017, the Bankruptcy Court entered an order, Docket No. 528 (the “Confirmation Order”), confirming the Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 28, 2016 (the “Plan”), as modified by the Confirmation Order.

On February 28, 2017 (the “Effective Date”), the Plan became effective in accordance with its terms and the Company and its subsidiaries emerged from the Chapter 11 Cases.

The descriptions of the Plan and the Confirmation Order in this Current Report on Form 8-K (the “Report”) are qualified in their entirety by reference to the full text of the Plan and the Confirmation Order, which are incorporated herein as Exhibit 2.1 and Exhibit 99.1, respectively, to this Report, by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2017.

All capitalized terms used herein but not otherwise defined in this Report have the meanings set forth in the Plan.

Item 1.01	Entry Into a Material Definitive Agreement.

New Amended and Restated Credit Agreement

On the Effective Date, pursuant to the terms of the Plan, the Company entered into the Fifth Amended and Restated Credit Agreement with the lenders party thereto and Bank of America, N.A. (the “A&R Credit Agreement”), as administrative agent and issuing lender, which amended and replaced the Company’s existing Fourth Amended and Restated Credit Agreement. The A&R Credit Agreement provides for a $200.0 million reserve-based revolving credit facility.

The A&R Credit Agreement matures on February 28, 2021. The Company’s initial borrowing base under the A&R Credit Agreement has been set at $200.0 million with available borrowings thereunder of up to $150.0 million until the first borrowing base redetermination in November 2017. Interest on loans under the A&R Credit Agreement is calculated using the London Interbank Offering Rate (“LIBOR”) or the base rate, at the election of the Company, plus, in each case, an applicable margin. The applicable margin is determined based on borrowing base utilization and ranges from 2.00% to 3.00% per annum for base rate loans and 3.00% to 4.00% per annum for LIBOR loans.

The borrowing base under the A&R Credit Agreement is redetermined semi-annually, in May and November, by the lenders, in accordance with the lenders’ customary practices for oil and gas loans, with the first borrowing base redetermination to occur in November 2017. Subject to certain exceptions, the A&R Credit Agreement is required to be guaranteed by all of the material domestic direct and indirect subsidiaries of the Company. As of February 28, 2017, the A&R Credit Agreement is guaranteed by Stone Energy Offshore, L.L.C.

The A&R Credit Agreement is secured by substantially all of the Company’s and its subsidiaries’ assets.

The A&R Credit Agreement provides for customary optional and mandatory prepayments, affirmative and negative covenants and events of default, including limitation on the incurrence of debt, liens, restrictive agreements, mergers, asset sales, dividends, investments, affiliate transactions and restrictions on commodity hedging. During the continuance of an event of default, the lenders may take a number of actions, including declaring the entire amount then outstanding under the A&R Credit Agreement due and payable. The A&R Credit Agreement also requires maintenance of certain financial covenants, including (i) a consolidated funded debt to EBITDA ratio of not more than 2.75x for the fiscal quarter ending March 31, 2017, 2.50x for the fiscal quarter ending June 30, 2017, 3.00x for the fiscal quarter ending September 30, 2017, 2.75x for the fiscal quarter ending December 31, 2017, 2.50x for the fiscal quarters ending March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively, 2.75x for the fiscal quarter ending March 31, 2019, 3.00x for the fiscal quarter ending June 30, 2019, 3.50x for the fiscal quarters ending September 30, 2019 and December 31, 2019, respectively, 3.00x for the fiscal quarter ending March 31, 2020, 2.75x for the fiscal quarters ending June 30, 2020 and September 30, 2020, respectively, and 2.50x for the fiscal quarters ending December 31, 2020 and March 31, 2021, respectively, (ii) a consolidated interest coverage ratio of not less than 2.75 to 1.00, and (iii) a requirement to maintain minimum liquidity of at least 20% of the borrowing base.

Upon the Effective Date, the Company had (i) no outstanding borrowings and outstanding letters of credit of approximately $12.5 million under the A&R Credit Agreement, (ii) approximately $150 million of cash on hand, and (iii) $75.0 million of cash held in a restricted account to satisfy near-term plugging and abandonment liabilities, pursuant to the terms of the A&R Credit Agreement. On the Effective Date, the Company eliminated approximately $1.2 billion in principal amount of outstanding debt, resulting in remaining debt outstanding of approximately $236.3 million, consisting of $225.0 million in New Notes (as defined below) and approximately $11.3 million outstanding under a building loan.

The description of the A&R Credit Agreement is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is filed herewith as Exhibit 10.1.

New Senior Notes

On the Effective Date, pursuant to the terms of the Plan, the Company entered into an indenture by and among the Company, Stone Energy Offshore, L.L.C., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “New Notes Indenture”), and issued $225.0 million of the Company’s 7.50% senior second lien notes due 2022 (the “New Notes”) pursuant thereto.

Interest on the New Notes will accrue at a rate of 7.50% per annum payable semi-annually in arrears on May 31 and November 30 of each year in cash, beginning November 30, 2017. The New Notes are secured on a second lien priority basis by the same collateral that secures the A&R Credit Agreement, including the Company’s oil and natural gas properties, and are guaranteed by the Guarantor. Pursuant to the terms of the Intercreditor Agreement (as defined below), the security interest in those assets that secure the New Notes and the related guarantee will be contractually subordinated to liens thereon that secure the Company’s A&R Credit Agreement and certain other permitted obligations as set forth in the New Notes Indenture. Consequently, the New Notes and the related guarantee will be effectively subordinated to the A&R Credit Agreement and such other permitted secured indebtedness to the extent of the value of such assets.

At any time prior to May 31, 2020, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the New Notes issued under the New Notes Indenture at a redemption price of 107.5% of the principal amount of the New Notes, plus accrued and unpaid interest to the redemption date, with an amount of cash equal to the net cash proceeds of certain equity offerings; provided that at least 65% of the aggregate principal amount of the New Notes remains outstanding after each such redemption. On or after May 31, 2020, the Company may redeem all or part of the New Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 105.625% for the twelve-month period beginning on May 31, 2020; (ii) 105.625% for the twelve-month period beginning on May 31, 2021; and (iii) 100.000% for the twelve-month period beginning May 31, 2022 and at any time thereafter, plus accrued and unpaid interest at the redemption date. In addition, at any time prior to May 31, 2020, the Company may redeem all or a part of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus a make-whole premium, plus accrued and unpaid interest to the redemption date.

The New Notes Indenture contains covenants that restrict the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt and issue preferred stock; (ii) make payments or distributions on account of the Company’s or its restricted subsidiaries’ capital stock; (iii) sell assets; (iv) restrict dividends or other payments of the Company’s restricted subsidiaries; (v) create liens that secure debt; (vi) enter into transactions with affiliates, and (vii) merge or consolidate with another company. These covenants are subject to a number of important exceptions and qualifications. At any time when the Second Lien Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and no Default or Event of Default (each as defined in the New Notes Indenture) has occurred and is continuing, many of these covenants will terminate.

The New Notes Indenture provides that each of the following is an Event of Default: (i) default in the payment of interest on the New Notes when due, continued for 30 days; (ii) default in payment of the principal of or premium, if any, on the New Notes when due; (iii) failure by the Company or any of its restricted subsidiaries, if any, to comply with certain covenants relating to merger and consolidation; (iv) failure by the Company to comply for 60 days after notice with any of the other agreements in the New Notes Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization described in the New Notes Indenture with respect to the Company or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of the Company’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company; (viii) failure by the Company, or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of the Company’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company, to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) any Note Document (as defined in the New Notes Indenture) ceases for any reason to be enforceable with respect to any collateral having a fair market value of not more than $10.0 million, which failure is not cured within 45 days; (x) any second lien purported to be granted under any Note Document on collateral, individually or in the aggregate, having a fair market value in excess of $10.0 million, ceases to be an enforceable and perfected second-priority lien, which failure is not cured within 30 days; and (xi) except as permitted by the New Notes Indenture, any future subsidiary guarantee entered into by one of the Company’s subsidiaries shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee of the New Notes.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of the Company’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company, all outstanding New Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee of the New Notes or the holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately.

The foregoing description of the New Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the New Notes Indenture, which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the New Notes does not purport to be complete and is qualified in its entirety by reference to the form of New Notes, which is included as Exhibit A to the New Notes Indenture filed with this Report as Exhibit 4.3 and is incorporated herein by reference.

Intercreditor Agreement

On the Effective Date, Bank of America, N.A., as priority lien agent, The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent, and The Bank of New York Mellon Trust Company, N.A., as the New Notes trustee, entered into an intercreditor agreement, which was acknowledged and agreed to by the Company and the Guarantor (the “Intercreditor Agreement”) to govern the relationship of holders of the New Notes, the lenders under the A&R Credit Agreement and holders of other priority lien obligations, with respect to collateral and certain other matters.

The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Warrant Agreement

On the Effective Date, by operation of the Plan, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Warrant Agent”).

On the Effective Date, by operation of the Plan, the Company issued warrants (the “Warrants” and the holders thereof, the “Warrant Holders”), which are exercisable until February 28, 2021 (the “Expiration Date”), to holders of the Company’s common stock, par value $0.01, to be cancelled on the Effective Date (“Old Common Stock”) to purchase up to an aggregate of 3,529,412 shares of common stock in the Company, par value $0.01 (the “New Common Stock”), at an exercise price of $42.04 per share.

All unexercised Warrants will expire, and the rights of the Warrant Holders to purchase shares of New Common Stock will terminate on the first to occur of (i) the close of business on the Expiration Date and (ii) the date of completion of (a) any Qualified Asset Sale (as defined in the Warrant Agreement), (b) the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its subsidiaries in one transaction or a series of related transactions to any person that is not a Qualified Asset Buyer (as defined in the Warrant Agreement), or (c) any Excepted Combination (as defined below).

No Rights as Stockholders. Pursuant to the Warrant Agreement, no Warrant Holder, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of shares of New Common Stock, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such persons become holders of record of shares of New Common Stock issued upon settlement of the Warrants.

Adjustments. The number of shares of New Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time upon the occurrence of certain events including: (i) the issuance of shares of New Common Stock as a dividend or distribution to all holders of shares of New Common Stock, or a subdivision, combination, split, reverse split or reclassification of the outstanding shares of New Common Stock into a greater or smaller number of shares of New Common Stock; (ii) the issuance as a dividend or distribution to all holders of shares of New Common Stock of evidences of indebtedness, securities (including convertible securities) of the Company or any other person or entity (other than shares of New Common Stock), cash or other property; and (iii) the payment in respect of a tender offer or exchange offer by the Company for shares of New Common Stock, where the cash and fair value of any other consideration included in the payment per share of New Common Stock exceeds the fair value of a share of Common Stock as of the open of business on the second business day preceding the expiration date of the tender or exchange offer.

Third-Party Mergers or Consolidations. In the event of a merger or consolidation where (i) the acquirer is not an affiliate of the Company, and (ii) all of the equity held by equity holders of the Company outstanding immediately prior thereto is extinguished or replaced by equity in a different entity (except in cases where the equity holders of the Company represent more than 50% of the total equity of such surviving entity) (an “Excepted Combination”), holders of Warrants shall be solely entitled to receive the consideration per Warrant that is payable per share of New Common Stock, less the applicable exercise price of the Warrant, paid in the same form and in the same proportion as is payable to holders of New Common Stock. Notwithstanding the foregoing, if the Company consummates an Excepted Combination or a Non-Qualified Asset Sale (as defined in the Warrant Agreement) on or prior to April 29, 2017, the Company shall mandatorily redeem all outstanding Warrants at a price equal to 10% of the Black-Scholes valuation of such Warrants.

Reorganization Event. Upon the occurrence of certain events constituting a merger or consolidation other than as an Excepted Combination or any recapitalization, reorganization, consolidation, reclassification, change in the outstanding shares of New Common Stock, statutory share exchange or other transaction other than an Excepted Combination (a “Reorganization Event”), each holder of Warrants will have the right to receive, upon exercise of a Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of New Common Stock would have owned or been entitled to receive in connection with such Reorganization Event.

Net Share Settlement. The Warrants will permit a Warrant Holder to elect to exercise the Warrant such that no payment of cash will be required in connection with such exercise. If net share settlement is elected, the Company shall deliver, without any cash payment therefor, a fraction of a share of New Common Stock equal to the value (as of the exercise date for such Warrant) of one share of New Common Stock minus the applicable exercise price, divided by the value of one share of New Common Stock.

This summary is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with parties who received shares of New Common Stock upon the Effective Date (the “Holders”) representing 5% or more of the New Common Stock outstanding on that date. The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, Holders have customary underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering registration rights, Holders have the right to demand the Company to effectuate the distribution of any or all of its Registrable Securities by means of an underwritten offering pursuant to an effective registration statement; provided, however, that the expected gross proceeds of such offering are equal to or greater than $20.0 million in the aggregate. The Company is not obligated to effect an underwritten demand notice upon certain circumstances, including within 180 days of closing an underwritten offering. Under their piggyback registration rights, if at any time the Company proposes to undertake a registered offering of New Common Stock for its own account, the Company must give at least ten business days’ notice to all Holders of Registrable Securities to allow them to include a specified number of their shares in the offering.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

2017 Equity Incentive Plan

On the Effective Date, pursuant to the operation of the Plan, the Stone Energy Corporation 2017 Long-Term Incentive Plan (the “2017 Incentive Plan”) became effective.

The board of directors of the Company (the “Board”) or any committee duly authorized by the Board (the “Committee”) will administer the 2017 Incentive Plan. The Committee has broad authority under the 2017 Incentive Plan to, among other things: (i) determine participants in the 2017 Incentive Plan, (ii) determine the types of awards that participants are to receive and the number of shares that are to be subject to such awards; and (iii) establish the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2017 Incentive Plan include non-employee directors of the Company and employees of the Company or any of its affiliates. The types of awards that may be granted under the 2017 Incentive Plan include stock options, restricted stock, restricted stock units, dividend equivalents and other forms of awards granted or denominated in shares of New Common Stock, as well as certain cash-based awards.

The maximum number of shares of New Common Stock that may be issued or transferred pursuant to awards under the 2017 Incentive Plan is 2,614,379. Shares of New Common Stock subject to an award that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (awards of restricted stock shall not be considered “delivered shares” for this purpose), will again be available for awards under the 2017 Incentive Plan. However, shares (i) tendered or withheld in payment of any exercise or purchase price of an award or taxes relating to an award, (ii) shares that were subject to an option or stock appreciation right but were not issued or delivered as a result of the net settlement or net exercise of such award, and (iii) shares repurchased on the open market with the proceeds of an option’s exercise price, will not, in each case, be available for awards under the 2017 Incentive Plan.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of common stock occurring after an award is granted.

The description of the 2017 Incentive Plan is qualified in its entirety by reference to the full text of the 2017 Incentive Plan, which is filed herewith as Exhibit 10.7.

Item 1.02	Termination of a Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the Old Common Stock, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Debt Securities and Credit Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by the Company (collectively, the “Unsecured Notes”) were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•	1 3⁄4% senior unsecured convertible notes due March 1, 2017, issued pursuant to that certain Indenture dated March 6, 2012, by and among the Company, as issuer, certain of the Company’s subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee; and

•	7.5% senior unsecured notes due November 15, 2022, issued pursuant to that certain Indenture dated November 8, 2012, by and among the Company, as issuer, certain of the Company’s subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee.

On the Effective Date, as provided by the Plan, the following credit agreement (the “First Lien Credit Agreement”) was amended and restated as the A&R Credit Agreement, and the obligations owing to the lenders under the First Lien Credit Agreement were converted to obligations under the A&R Credit Agreement:

•	The Fourth Amended and Restated Credit Agreement, dated as of June 24, 2014 (as amended from time to time), by and among the Company, as the borrower, certain of the Company’s subsidiaries, as guarantors, Bank of America, N.A., in its capacity as administrative agent and issuing bank under the First Lien Credit Agreement, and the lending institutions party from time to time thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the A&R Credit Agreement and the New Notes Indenture set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan, the Company issued an aggregate of 20,000,000 shares of New Common Stock to holders of Unsecured Notes and holders of the Old Common Stock. In addition, the Company issued the Warrants to holders of Old Common Stock to purchase up to 3,529,412 shares of New Common Stock, subject to adjustment as set forth in the Warrant Agreement.

The Plan and Confirmation Order provide for the exemption of the offer and sale of the New Common Stock and the Warrants from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 1145(a)(1) of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under the Plan from registration under Section 5 of the Act and state laws if certain requirements are satisfied.

The information regarding the terms governing the exercise of the Warrants set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

As provided in the Plan, all notes, stock, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Old Common Stock and the Unsecured Notes. For further information, see Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Report, which are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding shares of the Old Common Stock were cancelled, and the Company issued shares of New Common Stock to certain of its creditors pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02, 3.03 and 5.02 of this Report, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: Richard A. Pattarozzi, Kay G. Priestly, Donald E. Powell, Robert S. Murley, B.J. Duplantis, George R. Christmas, Peter D. Kinnear, Phyllis M. Taylor and David T. Lawrence.

Pursuant to the Plan, the Company’s new board of directors, consisting of the following persons, was appointed as of the Effective Date:

•	Neal P. Goldman. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting, strategic planning, and special situation investments. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012. Mr. Goldman has served on the board of directors of Midstates Petroleum Company, Inc. since October 2016. As of the Effective Date, Mr. Goldman is expected to be appointed Chairman of the Board.

•	John “Brad” Juneau. Mr. Juneau is the co-founder of Contango ORE, Inc., a publicly traded gold exploration company, and has served as President, Chief Executive Officer and a director of Contango ORE, Inc. since August 2012 and as Chairman of the board of directors of Contango ORE, Inc. since 2013. Mr. Juneau is the sole manager of the general partner of Juneau Exploration, L.P., a company involved in the exploration and production of oil and natural gas.

•	David Rainey. Mr. Rainey previously served as the President Petroleum Exploration of BHP Billiton, a publicly traded mining, metals and petroleum company, from June 2011 until January 2016 and as Chief Geoscientist from February 2014 until November 2016. From 1980 to 2011, he served in various positions at BP, a publicly traded integrated oil and gas company, including as Vice President Science, Technology, Environment and Regulatory Affairs from 2010 to 2011 and Vice President Gulf of Mexico Exploration and Deputy Chair of BP’s Global Exploration Forum from 2005 to 2010.

•	Charles M. Sledge. Mr. Sledge previously served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until 2016. Prior to that, Mr. Sledge served as the Corporate Controller of Cameron International Corporation from 2001 until 2008.

•	James M. Trimble. Mr. Trimble previously served as Chief Executive Officer and President of PDC Energy, Inc., a publicly traded independent natural gas and oil company, from 2011 until 2015. From 2005 until 2010, Mr. Trimble was Managing Director of Grand Gulf Energy, Limited, a public company traded on the Australian Securities Exchange, and President and Chief Executive Officer of Grand Gulf’s U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company. Mr. Trimble has served on the board of directors of Callon Petroleum Company since 2014.

•	David N. Weinstein. Mr. Weinstein has been a business consultant specializing in reorganization activities since September 2008. From March 2007 to August 2008, Mr. Weinstein served as Managing Director and Group Head, Debt Capital Markets-High Yield and Leverage Finance at Calyon Securities, a global provider of commercial and investment banking products and services for corporations and institutional clients. Mr. Weinstein has served on the board of directors of Seadrill Limited since January 2017.

•	David H. Welch. Mr. Welch has served as the Chief Executive Officer and President of the Company since April 2004 and served as Chairman of the Board from May 2012 until February 2017. On the Effective Date, Mr. Welch ceased to be Chairman of the Board.

Committees of the Directors

The standing committees of the new board of directors will be comprised of non-employee directors and consist of an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Reserves Committee and a Safety Committee.

•	The Board is expected to appoint Messrs. Rainey, Sledge and Weinstein to serve as members of the Audit Committee. Mr. Sledge is expected to be appointed as the Chairman of the Audit Committee;

•	The Board is expected to appoint Messrs. Goldman, Juneau and Weinstein to serve as members of the Compensation Committee. Mr. Weinstein is expected to be appointed as the Chairman of the Compensation Committee;

•	The Board is expected to appoint Messrs. Goldman, Juneau and Trimble to serve as members of the Nominating and Governance Committee. Mr. Goldman is expected to be appointed as the Chairman of the Nominating and Governance Committee;

•	The Board is expected to appoint Messrs. Juneau, Rainey and Trimble to serve as members of the Reserves Committee. Mr. Juneau is expected to be appointed as the Chairman of the Reserves Committee; and

•	The Board is expected to appoint Messrs. Rainey, Trimble and Sledge to serve as members of the Safety Committee. Mr. Trimble is expected to be appointed as the Chairman of the Safety Committee.

Indemnification of Directors and Executive Officers

As of the Effective Date, the Company entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the Company to (i) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The Company may enter into indemnification agreements with any future directors or executive officers.

Each indemnification agreement is in substantially the form included herein as Exhibit 10.6 to this Report. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in the Company’s registration statement on Form 8-A filed with the SEC on February 28, 2017, which description is incorporated by reference herein.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are incorporated herein as Exhibits 3.1 and 3.2, respectively to this Report, to the Company’s registration statement on Form 8-A filed with the SEC on February 28, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 28, 2016 (incorporated by reference to Exhibit A to the Confirmation Order attached as Exhibit 99.1 hereto).

3.1	Amended and Restated Certificate of Incorporation of Stone Energy Corporation (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form 8-A filed on February 28, 2017).

3.2	Amended and Restated Bylaws of Stone Energy Corporation (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form 8-A filed on February 28, 2017).

4.1*	Form of Warrant Certificate (included in Exhibit 10.4).

4.2*	Form of New Note (included in Exhibit 10.2).

10.1*	Fifth Amended and Restated Credit Agreement dated as of February 28, 2017, among Stone Energy Corporation, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent and issuing lender.

10.2*	New Notes Indenture dated as of February 28, 2017, among Stone Energy Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.3*	Intercreditor Agreement dated as of February 28, 2017, among Stone Energy Corporation, Bank of America, N.A., as priority lien agent, The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent, and The Bank of New York Mellon Trust Company, N.A., as the New Notes trustee.

10.4*	Warrant Agreement dated as of February 28, 2017, among Stone Energy Corporation and Computershare Inc. and Computershare Trust Company, N.A., collectively, as warrant agent.

10.5	Registration Rights Agreement dated as of February 28, 2017, among Stone Energy Corporation and the holders party thereto (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form 8-A filed on February 28, 2017).

10.6*	Form of Indemnification Agreement between Stone Energy Corporation and the directors and executive officers of Stone Energy Corporation.

10.7*	Stone Energy Corporation 2017 Long-Term Incentive Plan.

99.1	Order Confirming the Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, as entered by the Bankruptcy Court on February 15, 2017 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on February 15, 2017).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONE ENERGY CORPORATION

Date: February 28, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Description

2.1	Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 28, 2016 (incorporated by reference to Exhibit A to the Confirmation Order attached as Exhibit 99.1 hereto).

3.1	Amended and Restated Certificate of Incorporation of Stone Energy Corporation (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form 8-A filed on February 28, 2017).

3.2	Amended and Restated Bylaws of Stone Energy Corporation (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form 8-A filed on February 28, 2017).

4.1*	Form of Warrant Certificate (included in Exhibit 10.4).

4.2*	Form of New Note (included in Exhibit 10.2).

10.1*	Fifth Amended and Restated Credit Agreement dated as of February 28, 2017, among Stone Energy Corporation, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent and issuing lender.

10.2*	New Notes Indenture dated as of February 28, 2017, among Stone Energy Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.3*	Intercreditor Agreement dated as of February 28, 2017, among Stone Energy Corporation, Bank of America, N.A., as priority lien agent, The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent, and The Bank of New York Mellon Trust Company, N.A., as the New Notes trustee.

10.4*	Warrant Agreement dated as of February 28, 2017, among Stone Energy Corporation and Computershare Inc. and Computershare Trust Company, N.A., collectively, as warrant agent.

10.5	Registration Rights Agreement dated as of February 28, 2017, among Stone Energy Corporation and the holders party thereto (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form 8-A filed on February 28, 2017).

10.6*	Form of Indemnification Agreement between Stone Energy Corporation and the directors and executive officers of Stone Energy Corporation.

10.7*	Stone Energy Corporation 2017 Long-Term Incentive Plan.

99.1	Order Confirming the Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, as entered by the Bankruptcy Court on February 15, 2017 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on February 15, 2017).

*	Filed herewith.